As filed with the Securities and Exchange Commission on November 15, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________________________

CAN-FITE BIOPHARMA LTD.

(Exact name of registrant as specified in its charter)

_______________________________________

Israel

(State of incorporation or organization)

N/A

(I.R.S. Employer Identification No.)

10 Bareket Street

Kiryat Matalon, P.O. Box 7537

Petach-Tikva 4951778, Israel

(Address, including zip code, of registrant’s principal executive offices)
_______________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
American Depositary Shares, each representing 2	NYSE MKT
Ordinary Shares, par value NIS 0.25 per share
Ordinary Shares, par value NIS 0.25 per share*	N/A

*Not for trading, but only in connection with the registration of the American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Explanatory note

This Form 8-A is filed with the Securities and Exchange Commission (the “SEC”) by Can-Fite BioPharma Ltd., an Israeli limited company (the “Company”), to register the Company’s American Depositary Shares (the “ADSs”) and the Ordinary Shares, par value NIS 0.25 per share, underlying such ADSs (the “Ordinary Shares”, and together with the ADSs, the “Shares”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Act”), in connection with the potential listing of the Company’s ADSs for trading on the NYSE MKT. The listing of the Ordinary Shares is intended solely for the purpose of effecting registration under the Act and will not give rise to the direct trading of such Ordinary Shares. The ADSs were originally registered on a Form F-6 filed with the SEC on September 6, 2012, as amended pursuant to a post-effective amendment to Form F-6 filed with the SEC on August 21, 2013. During such time, the Company was exempt from the reporting requirements of the Act pursuant to Rule 12b-32 promulgated under the Act. The Shares were subsequently registered pursuant to Section 12(g) of the Act on a Form 20-F filed with the SEC on September 9, 2013, as amended pursuant to a pre-effective amendment to Form 20-F filed with the SEC on September 10, 2013.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the American Depositary Shares (the “ADSs”), each representing two Ordinary Shares, par value NIS 0.25 per share (the “Ordinary Shares”), of Can-Fite BioPharma Ltd., an Israeli limited company (the “Company”), contained in the Company’s Registration Statement on Form F-6 filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2012, as amended pursuant to a post-effective amendment to Form F-6 filed with the SEC on August 21, 2013, is incorporated by reference in this Item 1. The description of the ADSs and the Ordinary Shares contained in the Company’s Registration Statement on Form 20-F filed with the SEC on September 9, 2013, as amended pursuant to a pre-effective amendment to Form 20-F filed with the SEC on September 10, 2013, is also incorporated by reference in this Item 1.

Item 2.	Exhibits.

Exhibit
Number	Description

4.1	Amended and Restated Articles of Association of Can-Fite BioPharma Ltd., filed as Exhibit 1.1 to the Company’s Amendment No. 1 to Registration Statement on Form 20-F filed with the SEC on September 10, 2013 and incorporated herein by reference.

4.2	Form of Deposit Agreement, dated as of September 19, 2012, as amended and restated as of September 11, 2013, by and among Can-Fite BioPharma Ltd., The Bank of New York Mellon as Depositary, and all Owners and Holders of American Depositary Shares.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Can-Fite BioPharma Ltd.

Dated: November 15, 2013	By:	/s/ Motti Farbstein
Motti Farbstein
Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Articles of Association of Can-Fite BioPharma Ltd., filed as Exhibit 1.1 to the Company’s Amendment No. 1 to Registration Statement on Form 20-F filed with the SEC on September 10, 2013 and incorporated herein by reference.

4.2	Form of Deposit Agreement, dated as of September 19, 2012, as amended and restated as of September 11, 2013, by and among Can-Fite BioPharma Ltd., The Bank of New York Mellon as Depositary, and all Owners and Holders of American Depositary Shares.